Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned being a director or officer, or both, of SEARS HOLDINGS CORPORATION, a Delaware corporation (the “Company”), does hereby constitute and appoint MICHAEL D. COLLINS, DANE A. DROBNY and WILLIAM K. PHELAN, with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys, to execute, file and deliver any and all instruments, and to do any and all acts and things, which said attorneys and agents, or any of them, deem advisable to enable the Company to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any requirements or regulations of the Securities and Exchange Commission with respect thereto, in connection with the registration under the Securities Act of up to 250,000 common shares of the Company for issuance under the Company’s 2006 Stock Plan (the “Plan”) including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his or her name as a director or officer, or both, of the Company to one or more registration statements on Form S-8 with respect to said common shares and Plan interests (the “Registration Statement”), any amendment, post-effective amendment or supplement thereto, any prospectus or other document related to the Registration Statement, and any amendments, supplements or revisions to such prospectus or document; and each of the undersigned does hereby fully ratify and confirm all that said attorneys and agents, or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have subscribed these presents this 24th day of February, 2011.

Signature	Title

/s/ Edward S. Lampert
Edward S. Lampert	Director, Chairman

/s/ Louis J. D’Ambrosio
Louis J. D’Ambrosio	Director, Chief Executive Officer and President (Principal Executive Officer)

/s/ Michael D. Collins
Michael D. Collins	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ William K. Phelan
William K. Phelan	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ W. Bruce Johnson
W. Bruce Johnson	Director, Executive Vice President - Off-mall Businesses and Supply Chain

/s/ William C. Kunkler, III
William C. Kunkler, III	Director

/s/ Steven T. Mnuchin
Steven T. Mnuchin	Director

/s/ Ann N. Reese
Ann N. Reese	Director

/s/ Emily Scott
Emily Scott	Director

/s/ Thomas J. Tisch
Thomas J. Tisch	Director

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